Exhibit 10.1.  Agreement with Platoro West

AGREEMENT

This Agreement made as of the 27th day of June, 2005.

BETWEEN:

Pilot Mountain Resources Inc., a corporation incorporated pursuant to the laws of the State of Nevada (herein called “PMR”) and a wholly-owned subsidiary of Pacific Gold Corp., a Nevada corporation (“Pacific Gold”) and Platoro West Incorporated, a corporation incorporated pursuant to the laws of the State of Nevada (herein called “Platoro”).

WHEREAS, Platoro has represented to PMR that Platoro owns certain mining claims likely to contain high concentrations of minerals including without limiting the generality of the foregoing, tungsten.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), it is agreed as follows:

INTERPRETATION

In this Agreement, unless the context otherwise requires:

“Agreement” means this agreement, including any and all Schedules attached or to be attached, as amended from time to time in accordance with its terms;

“Business Day” means every day except Saturday, Sunday or a day which is a statutory holiday under the laws of the State of Nevada;

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, restriction, claim, encumbrance, right to use or acquire, ownership interest or demand of any nature whatsoever;

“Gross Royalty” means an amount equal to two (2%) percent of the actual proceeds of the sale of Valuable Minerals derived from the development and production of Subject Mining Claims actually received in cash by PMR or its assignees from the sale thereof from a smelter or refinery;

“Mining Claim” means a parcel of land, including land under water, that can be or has been staked and recorded;

“Subject Mining Claim” means a Mining Claim that Platoro owns the rights to that is subject to the terms of this Agreement or that PMR owns as a result of transfer from Platoro to PMR under this Agreement and/or listed on Schedule A hereto;

“Person” includes an individual, partnership, unincorporated association, organization, syndicate, corporation, trust and a trustee, executor, administrator or other legal or personal representative;

“Valuable Minerals” means mines, ore, concentrates, bullion, minerals, including without limiting the generality of the foregoing, tungsten, gold, silver and all rare and precious metals and/or other products located in, on or under Subject Mining Claims;

In this Agreement:

words denoting the singular include the plural and vice versa and words denoting any gender include both genders;

any reference to a statute shall be the statute in force on the date hereof, unless otherwise expressly provided;

the use of headings is for convenience of reference only and shall not affect the construction of this Agreement;

when calculating the period of time within which or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded.  If the last day of such period is not a Business Day, the period shall end on the next Business Day; and

all dollar amounts are expressed in United States of America funds unless stated otherwise;

COVENANTS OF PLATORO

Platoro agrees to identify in consultation with PMR certain Mining Claims that have the potential to have tungsten mineralizations therein, which shall then be identified as Subject Mining Claims and listed on Schedule A hereto.

Platoro covenants and agrees to do all things reasonably required to cause the Subject Mining Claims to be staked out and registered in its name, if not already staked and registered in its name, to be held for itself and no others, and to cause all legal steps required pursuant to the laws of any state of the United States and the laws of the United States for the Subject Mining Claims to be filed, registered and recorded in all public records in the name of Platoro and no others.

Platoro hereby grants a license to PMR to enter upon the Subject Mining Claims for the purpose of performing testing, sampling and geological studies, for the purpose of completing feasibility studies and developing a Plan of Operations.  Such license shall extend to all agents, consultants, employees and others engaged by PMR in any capacity to enter upon and perform the above.  PMR shall be responsible for obtaining any permits necessary for any testing, sampling and geological studies and will be responsible for reclamation and other expenses associated therewith.  In connection with the license hereby granted, Platoro agrees to provide to PMR such information and data in the possession or control of Platoro relating to the Subject Mining Claims as is requested by PMR, together with copies of documents in the possession or control of Platoro relating thereto (including without limiting the generality of the foregoing, all maps, file contents, geological, engineering, environmental and metallurgical data and information).

The Subject Mining Claims filed, registered and recorded by Platoro pursuant to Section 2.1, shall be transferred and filed, registered and recorded in the name of PMR as the sole and absolute owner thereof, at the request of PMR as to which Subject Mining Claims and when, at any time after PMR either (i) completes a feasibility study for such Subject Mining Claims using a consultant on whom both PMR and Platoro reasonably agree or (ii) is approved for a Plan of Operations with the relevant authorities which plan (a) calls for not less than 500 tons per day of mining or (b) has the approval of Platoro which approval will not be unreasonably withheld so long as it represents substantial mining efforts by PMR. Upon the written request for transfer to PMR of the sole and absolute ownership of some or all the Subject Mining Claims by PMR, time being of the essence, and in no event later than 30 days after the date of notice, Platoro will take all such action as may be required or necessary to transfer the Subject Mining Claims that are subject to a feasibility study or Plan of Operations to PMR, and assure that they are properly and fully filed, registered and recorded in the name of PMR as sole and absolute owner.  Upon the transfer of the Mining Claims to PMR pursuant to this provision, the Mining Claims will become the sole property of PMR, and Platoro will not contest or otherwise seek any ownership interest in the Subject Mining Claims.  Notwithstanding the provisions of Sections 3.1.1 and 3.1.2, from and after the date of request of the transfer of the Subject Mining Clams to PMR, Platoro will have only the right to receive the Gross Royalty in respect of those Subject Mining Claims transferred to PMR as provided in Section 3.1.3 and retain any issuance of shares and prepayments of the Gross Royalty paid as of the date of such notice of transfer.

Immediately following completion of the obligations set forth in Sections 2.4, Platoro shall provide PMR with the following:

complete particulars as to the precise location of the Mining Claims and Subject Mining Claims so located, staked out and recorded;

evidence, satisfactory to PMR and its counsel, acting reasonably, that Sections 2.1 through 2.3, have been complied with and satisfied; and

such information and data in the possession or control of Platoro relating to the Subject Mining Claims, together with such documents in the possession or control of Platoro relating thereto (including without limiting the generality of the foregoing, all maps, file contents, geological, engineering, environmental and metallurgical data and information).

In the event of a breach of this Agreement by PMR, Platoro agrees that it will not have any rights in any of the Subject Mining Claims that have been transferred to PMR, other than those of a general creditor of the company.

COVENANTS OF PMR

PMR covenants and agrees as follows:

It will cause its parent, Pacific Gold, to issue to Platoro 150,000 shares of common stock of Pacific Gold (“Shares”), which shares will be unregistered and “restricted stock” as that term is defined in Rule 144 under the Securities Act of 1933, such shares to be issued within 15 days of the execution of this Agreement, which shares are being received as an investment and not with a view towards their distribution;

to pay to Platoro the following pre-payments of the Gross Royalty on the dates specified below:

$5,000	Due and payable on the first through the fourth anniversaries of the date of this Agreement
$10,000	Due and payable on the fifth and sixth anniversaries of the date of this Agreement
$20,000	Due and payable on the seventh through the tenth anniversaries of this Agreement.
$40,000

Due and payable on the eleventh anniversary of this Agreement and each anniversary of the Agreement thereafter until the parties mutually agree to terminate this Agreement if not previously terminated by PMR.

Each of the above specified payments, once paid, shall be non-refundable by Platoro to PMR;

to pay to Platoro a Gross Royalty of 2% during the term of this Agreement, the Gross Royalty payment to be made to Platoro not later than 30 Business Days after receipt of payment for any Valuable Minerals sold by PMR; and

to reimburse or otherwise pay Platoro all yearly claims fees for both US Federal and state entities in respect of the Subject Mining Claims, commencing with the fees due the Bureau of Land Management fees due not later than August 31, 2005.

PMR agrees that in respect of the Subject Mining Claims, it will act reasonably promptly to conduct such testing, sampling and geological studies as it deems necessary, for the purpose of completing feasibility studies and developing a Plan of Operations, subject to the requirements of this Agreement.  If PMR does not commence such testing, sampling, or studies within two years of the date of this Agreement in respect of a Subject Mining Claim, then Platoro may give notice in writing to PMR to remove such claims from Schedule A hereto and such claim shall no longer be considered a Subject Mining Claim governed by the terms of this Agreement.  For the purposes of this Agreement, PMR need only commence such testing, sampling and studies and need not have finished them or completed a feasibility study or Plan of Operations.  If PMR does not complete a feasibility study or Plan of Operations for any Subject Mining Claims within in four years of the date of this Agreement, then Platoro may give notice in writing to PMR to remove such claims from Schedule A hereto and such claim shall no longer be governed by the terms of this Agreement.

Platoro shall have the right during any period that Shares may not be sold pursuant to any provision of Rule 144 to have those Shares included for re-offer and re-sale on any registration statement filed by Pacific Gold (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act of 1933 or pursuant to Form S-8 or any equivalent form); provided, however, that if, in the written opinion of the managing underwriter or underwriters, if any, for an offering by Pacific Gold or selling holders of securities registered on the registration statement (the "Underwriter"), the inclusion of the Platoro Shares, when added to the securities being registered by Pacific Gold or any other selling holder(s) whose securities are registered on the registration statement, will exceed the maximum amount of the securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, Pacific Gold shall nevertheless register all or any portion of the Platoro Shares required to be so registered but the Platoro Shares shall not be sold by Platoro until 90 days after the registration statement has become effective; and provided further that, if any securities are registered for sale on behalf of other security holders in such offering and such security holders have not agreed to defer such sale until the expiration of such 90 day period, the number of securities to be sold by all stockholders in such offering during such 90 day period shall be apportioned pro rata among all such selling security holders, including the Platoro Shares, according to the total amount of securities of Pacific Gold proposed to be sold by said selling security holders, including all the Platoro Shares.  Notwithstanding the above, Pacific Gold may grant registration rights subsequent to the date of this agreement that provide that no securities of any other person, including Platoro, may be registered on a registration statement provided in respect of the securities of such holder and Platoro specifically consents to this exclusion of its Shares and limitation of the above “piggy-back rights.”  Pacific Gold shall bear all fees and expenses related to registering the Shares, (but excluding among other things, any filing fees payable to the National Association of Securities Dealers, Inc.), but Platoro will pay any and all underwriting commissions and the expenses of any legal counsel selected by it to represent it in connection with the sale of the Shares.  In the event of such a proposed registration, Pacific Gold shall furnish Platoro with not less than fifteen days written notice prior to the proposed date of filing of the registration statement.  Platoro shall exercise its "piggy-back" rights provided for herein by giving written notice, within five days of the receipt of Pacific Gold's notice of its intention to file a registration statement.

REPRESENTATIONS AND WARRANTIES OF PLATORO

Platoro hereby represents and warrants to PMR as follows and acknowledges that PMR is relying upon such representations and warranties in entering into this Agreement:

Platoro is a corporation duly incorporated and organized and is validly existing under the laws of the State of Nevada.  Platoro has the requisite corporate and legal power and authority to satisfy all of its obligations pursuant to this Agreement and is in good standing in each jurisdiction in which it carries on business.

Platoro has staked and holds the Subject Mining Claims in its own name and for no other person.  Subject to the rules and regulations applicable to mining claims, Platoro is the sole owner of the Subject Mining Claims free of all Encumbrances.  Platoro, when requested by PMR, will have the ability to transfer to PMR all right, title and interest in the Subject Mining Claims, free and clear of all Encumbrances.

Platoro has not entered into any agreement with anyone other than PMR for the locating, staking out and recording of the Subject Mining Claims.

There is not now outstanding against Platoro any judgment, execution, order, injunction, decree or rule of any court, administrative agency, governmental authority or arbitrator which affects the ability of Platoro to carry out its obligations under this Agreement.

The execution and delivery of this Agreement by Platoro, the consummation of the transactions contemplated hereby and the fulfilment by Platoro of the terms, conditions and provisions hereof will not:

contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of Platoro under:

the laws to which Platoro is subject;

any judgment, order, writ, injunction or decree of any court or of any government official, agency or instrumentality which is presently applicable to Platoro;

the articles, bylaws or any resolutions of Platoro or any amendments thereto or restatements thereof; or

the provisions of any agreement, arrangement or understanding to which Platoro is a party or by which it is bound.

Platoro has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement.

This Agreement has been duly authorized, executed and delivered by Platoro and constitutes a valid and binding obligation of Platoro, enforceable against it in accordance with its terms.

Platoro represents to PMR that the common stock to be issued to it as partial consideration is being acquired for investment purposes, without any intent to distribute the shares of common stock, that it has the ability to hold such shares of common stock for an indefinite period of time, that PMR is not obligated to register the common stock for resale or otherwise facilitate any sale of the common stock, that an investment in the common stock is highly speculative and there may be no market or other means by which the shares of common stock may be readily sold.

MISCELLANEOUS

All notices required or permitted by this Agreement shall be in writing and delivered by hand or facsimile to:

PMR:

Address:

157 Adelaide Street West 600

Toronto, On. Canada M5H 4E7

Facsimile:

(647) 288-1509

With a copy to:

Graubard Miller

Address:

405 Lexington Avenue 19th Floor

New York, New York 10174

Facsimile:

212-818-8881

Platoro:

Address:

PO Box 2654

Durango, Co 81302

With a copy to:

William M. Sheriff

PO Box 357

Wylie, TX 75098

Facsimile:

(775) 248 - 6646

or at such other address or fax number of which the addressee may from time to time have notified the addressor.  A notice shall be deemed to have been sent and received on the day it is delivered by hand or on the day on which it is sent by facsimile transmission.  If such day is not a Business Day or if the notice is received after ordinary office hours (time of place of receipt), the notice shall be deemed to have been sent and received on the next Business Day.

Any extension, waiver or variation of any provision of this Agreement shall not be deemed to effect this provision and there shall be no implied waiver of this provision.

The parties shall do or cause to be done all such further acts and things as may be necessary or desirable to give full effect to this Agreement.

This Agreement shall be governed by the laws of the State of Nevada.  Each party hereby irrevocably consents to the jurisdiction of the courts of the State of Nevada.

This Agreement may be terminated by PMR at any time, on not less than 30 days written notice.  In addition, the terms of this Agreement may be terminated by PMR as to specific Subject Mining Claims as it designates from time to time.  Upon any full or partial termination, Platoro shall have the right to retain any prepayments of the Gross Royalty paid by PMR, any amount of the Gross Royalty paid and the right to receive any Gross Royalty amount due and owning under the terms hereof, and retain any of the shares of PMR issued to Platoro.  In addition, on the termination of this Agreement, as a whole or as to specific Subject Mining Claims by PMR, Platoro may retain the Subject Mining Claims that have not been transferred to PMR as to which this Agreement is being terminated, and file, register and record such non-transferred Subject Mining Claims in its own name or the name of others as it determines.  In respect of Subject Mining Claims that continue to be held by PMR after termination of this Agreement, Platoro will continue to have the right to the Gross Royalty for so long as PMR continues to own and hold all of the interests in the Subject Mining Claim.

This Agreement may be amended only by written agreement of the parties.

No waiver of any provision of this Agreement shall be binding unless it is in writing.  No indulgence or forbearance by a party shall constitute a waiver of such party's right to insist upon performance in full and in a timely manner of all covenants in this Agreement.  Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

This Agreement and the schedules, if any, attached to this Agreement constitute the entire agreement among the parties pertaining to all matters herein and supersedes all prior negotiations, agreements, letters of intent, understandings, covenants, representations, warranties and conditions with respect thereto.

This Agreement may be executed in one or more counterparts which, together, shall constitute one and the same Agreement.  This Agreement shall not be binding upon any party until it has been executed by each of the parties and delivered to all other parties.

Except as specified in 5.9.2, neither this Agreement nor any rights or obligations hereunder may be assigned, directly or indirectly, by Platoro without the prior written consent of PMR, which consent may be arbitrarily withheld.  Any assignment without such consent shall be null and void.

Notwithstanding 5.9.1, provided that the obligations in Article 2 have been completed by Platoro, and provided that Platoro is not in default pursuant to this Agreement, Platoro shall have the right to assign the right to receive any payment or shares contemplated by this Agreement, but no such assignment shall relieve Platoro of any obligation hereunder, and any such assignment shall be subject to the equities between the parties hereto, including without limitation PMR’s right of set off.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators, personal representatives and permitted assigns.

This Agreement may be executed and delivered by facsimile transmission followed by delivery of a duly executed original copy hereof, which facsimile transmission shall be valid and binding on the parties hereto, pending receipt by all parties of an original copy of this Agreement duly executed.

If any article, section or any portion of any section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the unenforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid article, section or portion thereof shall be severed from the remainder of this Agreement.

Each of the parties expressly disclaims any intention to create a partnership between the parties or to constitute the other party as its agent (except as expressly provided herein) whether as to the profits arising from development of the Subject Mining Claims, as to title in the Subject Mining Claims, or with respect to any other matter relating to the Subject Mining Claims.  Each party covenants with the other that it will not, at any time, allege or claim that a partnership or agency was created between them pursuant to the provisions of this Agreement or otherwise.

Subject to the other terms and conditions of this Agreement, PMR agrees to carry out and record or cause to be carried out and recorded all assessment work, or pay fees in lieu of said assessment work if allowed by governmental authorities in order to maintain the Subject Mining Claims in good standing at all times.  As between PMR and Platoro, PMR shall be solely responsible for any taxes, assessments, or fees levied by any governmental authority with respect to the Subject Mining Claims or PMR’s operations thereon.  PMR shall carry out reclamation work required by federal or state governmental authorities resulting from PMR’s activities on the Subject Mining

Claims, provided that PMR shall bear no responsibility for reclamation of any disturbances or activities created by anyone other than PMR or its agents.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Signed, Sealed and Delivered in the presence of	)
) Pilot Mountain Resources Inc.
)
)
) /S/ Mitchell Geisler
) ____________________________
) Name: Mitchel Geisler
) Office: Chief Operating Officer
)
) Platoro West Incorporated
)
)
) /S/ Bill Sheriff
) ____________________________
) Name: William M. Sheriff
) Office: President